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                                                                  EXHIBIT (99.1)



                            JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $1.00 par value of ChemFirst, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 14, 1997


                                            THE GOLDMAN SACHS GROUP, L.P.
                                            By: The Goldman Sachs Corporation,
                                                its general partner


                                            By: /s/ Eric M. Mindich
                                               ---------------------------------
                                            Name: Eric M. Mindich
                                            Title:  Executive Vice President



                                            GOLDMAN, SACHS & CO.


                                            By: /s/ Eric M. Mindich
                                               ---------------------------------
                                               Name:  Eric M. Mindich
                                               Title: Managing Director




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